ITEM 77H

As of November 30, 2007, the following person or entity now owns more that 25% of a funds voting security.

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PERSON/ENTITY                         FUND
PERCENTAGE
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-----------------------------------
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 -----------------------------------
Cede & placeCo.                       CCA
97.78%
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